ARTICLES OF SUPPLEMENTARY
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                       FRANKLIN MUTUAL SERIES FUND, INC.


        Franklin   Mutual   Series  Fund  Inc.,   a  Maryland   corporation,
(the "Corporation"), hereby certifies to the Maryland State Department off Assessments and Taxation as follows:

        FIRST: Under the authority contained in Article V of the Charter of the Corporation and Section 2-l05(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has duly increased the aggregate number of shares of authorized but unissued capital stock of the Corporation by
(i) increasing the aggregate number of shares of stock classified as Mutual Shares Fund - Class Z sub-series from 200,000,000 to 1,000,000,000, (ii) increasing the aggregate number of shares of stock classified as Mutual Shares Fund - Class I sub-series from 50,000,000 to 250,000,000, (iii) increasing the aggregate number of shares of stock classified as Mutual Shares Fund - Class II sub-series from 50,000,000 to 250,000,000, (iv) increasing the aggregate number of shares of stock classified as Mutual Qualified Fund - Class Z sub series from 250,000,000 to 500,000,000, (v) increasing the aggregate number of shares of stock classified as Mutual Qualified Fund - Class I sub-series from 25,000,000 to 200,000,000, ( vi) increasing the aggregate number of shares of stock classified as Mutual Qualified Fund - Class II sub-series from 25,000,000 to 200,000,000, (vii) increasing the aggregate number of shares of stock classified as Mutual Beacon Fund - Class Z sub-series from 250,000,000 to 750,000,000,
(viii) increasing the aggregate number of shares of stock classified as Mutual Beacon Fund - Class I sub-series from 25,000,000 to 300,000,000, (ix) increasing the aggregate number of shares of stock classified as Mutual Beacon Fund - Class II sub-series from 25,000,000 to 300,000,000, (x) increasing the aggregate number of shares of stock classified as Mutual Discovery Fund - Class I sub-series from 50,000,000 to 100,000,000, (xi) increasing the aggregate number of shares of stock classified as Mutual Discovery Fund - Class II sub-series from 50,000,000 to 100,000,000.

        SECOND: The additional 800,000,000 shares of Mutual Shares Fund - Class Z sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Shares Fund - Class Z sub-series capital stock. The additional 200,000,000 shares of Mutual Shares Fund - Class I sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Shares Fund - Class I sub-series capital stock. The additional 200,000,000 shares of Mutual Shares Fund - Class II sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Shares Fund - Class II sub-series capital stock. The additional 250,000,000 shares of Mutual Qualified Fund - Class Z sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Qualified Fund - Class Z sub-series' capital stock. The additional 175,000,000 shares of Mutual Qualified Fund - Class I sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Qualified Fund - Class I sub-series capital stock. The additional 175,000,000 shares of Mutual Qualified Fund - Class II sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Qualified Fund - Class II sub-series capital stock. The additional 500,000,000 shares of Mutual Beacon Fund - Class Z sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Beacon Fund - Class Z sub-series capital stock. The additional 275,000,000 shares of Mutual Beacon Fund - Class I sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Beacon Fund '- Class I sub-series capital stock. The additional. 2Q5, 000,000 shares of Mutual Beacon Fund - Class II sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Beacon Fund - Class II sub-series capital stock. The additional 50,000,000 shares of Mutual Discovery Fund - Class I sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Discovery Fund - Class I sub-series capital stock. The additional 50,000,000 shares of Mutual Discovery Fund - Class II sub-series stock authorized by these Articles Supplementary shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Discovery Fund - Class II sub-series' capital stock.

        THIRD: Immediately prior to the increase, the Corporation had authority to issue an aggregate of 1,700,000,000 shares of capital stock of which 200,000,000 of the authorized shares were classified as Mutual Shares Fund - Class Z sub-series, par value $.001 per share, 50, 000,000 of the authorized shares were classified as Mutual Shares Fund - Class I sub-series, par value $.001 per share, 50, 000, 000 of the authorized shares were classified as Mutual Shares Fund - Class II sub-series, par value $.001 per share, 250, 000, 000 0'(pound) the authorized shares were classified as Mutual Qualified Fund - Class Z sub-series, par value $.001 per share, 25, 000, 000 of the authorized shares were classified as 'Mutual Qualified Fund - Class I sub-series, par value $.001 per share, 25, 000, 000 of the authorized shares were classified as Mutual Qualified Fund - Class II sub-series, par value $.001 per share, 250,000,000 of the authorized shares were classified as Mutual Beacon Fund - Class Z sub-series, par value $.001 per share, 25, 000,000 of the authorized shares were classified as Mutual Beacon Fund - Class I sub-series, par value $.001 per 25,000,000 of the authorized shares were classified as Beacon Fun_ - Class II sub-series, par value $.001 per 300,000,000 of the authorized shares were classified as Discovery Fund - Class Z sub-series, par value $.001 per 50,000,000 of the authorized shares were classified as Discovery Fund' - Class I sub-series, par value $.001 per 50,000,000 of' the authorized shares were classified as Discovery Fund - Class II sub-series, par value $.001 per 200,000,000 of the authorized shares were classified as European Fund - Class Z sub-series, par value $.001 per 100,000,000 of the authorized shares were classified as European Fund - Class I sub-series, par value $.001 per 100,000,000 of the authorized shares were classified as European Fund - Class II sub-series, par value $.001 per immediately prior to the increase, the aggregate par value of the shares of stock of the Corporation authorized to be issued was $1,700,000.

        FOURTH: As increased, the total number of shares of capital stock that the Corporation has authority to issue is 4,650,000,000, of which 1,000,000,000 of the authorized shares are classified as the Mutual Shares Fund - Class Z sub-series, par value $.001 per share, 250,000,000 of the authorized shares are classified as the Mutual Shares Fund - Class I sub-series, par value $.001 per share, 250,000,000 of the authorized shares are classified as the Mutual Shares Fund - Class II sub-series, par value $.001 per share, 500,000,000 of the authorized shares are classified as the Mutual Qualified Fund - Class Z sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund - Class I sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund - Class II sub-series, par value $.001 per share, 750,000,000 of the authorized shares are classified as the Mutual Beacon Fund - Class Z sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund - Class I sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund - Class II sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Discovery Fund - Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund - Class I sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund - Class II sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual European Fund - Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund - Class I sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund - Class II sub-series, par value $. 001 per share. The aggregate par value of all of the shares of stock of the Corporation authorized to be issued is $4,650,000.

        FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf on this 30th day of January, 1997, by its President who acknowledges that these Articles Supplementary are the act of the Corporation and to the best of his' knowledge, information and belief and under penal ties of perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.



ATTEST:                                         FRANKLIN MUTUAL SERIES FUND INC.

/S/ ELIZABETH N. COHERNOUR                   By:/S/ MICHAEL F. PRICE
-------------------------                       --------------------
Elizabeth N. Cohernour                          Michael F. Price
Secretary                                       President